UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

Woodward, Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-08408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1081 Woodward Way
Fort Collins, Colorado		80524
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (970) 482-5811

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455 per share	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 29, 2025, Woodward, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The stockholders considered three proposals, each of which is described more fully in the Company’s proxy statement for the 2024 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s stockholders for the 2024 Annual Meeting. All vote totals have been rounded to the nearest whole share.

Proposal 1. Election of three directors for a three-year term to hold office until the Company’s 2027 Annual Meeting to be held in or about January 2028:

	For	Against	Abstain	Broker Non-Votes
Rajeev Bhalla	47,769,829	681,433	155,364	4,940,348
Eileen P. Paterson	46,269,535	2,296,118	40,973	4,940,348
Gregg C. Sengstack	38,360,431	10,179,046	67,149	4,940,348

Proposal 2. Advisory resolution regarding the compensation of the Company’s named executive officers:

For	46,395,278
Against	2,002,512
Abstain	208,837
Broker Non-Votes	4,940,348

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending September 30, 2025:

For	52,138,162
Against	1,370,684
Abstain	38,128
Broker Non-Votes	0

Pursuant to the foregoing, the three nominees were elected to serve on the Company’s Board of Directors, and Proposals 2 and 3 were each approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 04, 2025	WOODWARD, INC.
	By:	/s/ Karrie M. Bem
Karrie M. Bem Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer